Exhibit 99.1
Press Release

Triad Guaranty Inc. Reports First Quarter Results

WINSTON-SALEM, N.C., May 13, 2011 -- Triad Guaranty Inc. (OTCBB: TGIC) today reported a net loss for the quarter ended March 31, 2011 of $4.9 million compared to net income of $26.8 million for the fourth quarter of 2010 and a net loss of $27.8 million for the first quarter of 2010.  The 2011 first quarter diluted loss per share was $0.32 compared to diluted income per share of $1.76 for the 2010 fourth quarter and a diluted loss per share of $1.84 for the first quarter of 2010.

Ken Jones, President and CEO, said, “After three consecutive quarters of profits, we reported a small loss during the 2011 first quarter.  Although we had a decrease in new defaults from the fourth quarter of 2010, we did not receive as much benefit from the positive development of our reserves during the quarter compared to the fourth quarter of 2010.  Net settled claims declined 23% and 26% compared to the fourth quarter of 2010 and the first quarter of 2010, respectively.  We believe the drop in our net settled claims is primarily related to loan servicers’ issues surrounding foreclosure policies and practices, including in some cases, foreclosure moratoriums.  The drop in net settled claims had little impact on our 2011 first quarter financial results because we continue to reserve for a default until we settle the default or receive definitive information from the servicer that the default has cured.”

Mr. Jones continued, “As a company in run-off, our primary focus remains on the efficient and effective servicing of our insured portfolio, particularly with respect to loss management, in order to maximize our claims-paying ability.   Our deficit in assets remains substantial and was $593.7 million at March 31, 2011.  We continue to believe that, absent significant positive changes in the economy and the residential real estate market, our existing assets and future premiums may not be sufficient to meet our current and future policyholder obligations.”

We have updated the quarterly statistical and supplemental information for the 2011 first quarter results on our web site at www.triadguaranty.com.  The supplemental information can be found under “Investors” and then under “Webcasts and Presentations” by the title “Supplemental Information – First Quarter 2011”.

1

(Relevant Triad Guaranty Inc. financial and statistical information follows)

Triad Guaranty Inc.'s wholly owned subsidiary, Triad Guaranty Insurance Corporation, is a nationwide mortgage insurer pursuing a run-off of its existing in-force book of business.  For more information, please visit the Company's web site at www.triadguaranty.com.

Certain of the statements contained in this release are "forward-looking statements" and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements include estimates and assumptions related to economic, competitive, regulatory, operational and legislative developments. These forward-looking statements are subject to change, uncertainty and circumstances that are, in many instances, beyond our control and they have been made based upon our current expectations and beliefs concerning future developments and their potential effect on us. Actual developments and their results could differ materially from those expected by us, depending on the outcome of a number of factors, including: the possibility that the Illinois Department of Insurance may take various actions regarding Triad if it does not operate its business in accordance with its revised financial and operating plan and the corrective orders, including seeking receivership proceedings; our ability to operate our business in run-off and maintain a solvent run-off; our ability to continue as a going concern; the possibility of general economic and business conditions that are different than anticipated; legislative, regulatory, and other similar developments; changes in interest rates, employment rates, the housing market, the mortgage industry and the stock market; legal and other proceedings regarding modifications and refinancing of mortgages and/or foreclosure proceedings; the possibility that there will not be adequate interest in our common stock on the over the counter markets to ensure efficient pricing; and various factors described under "Risk Factors" and in the “Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995” in our Annual Report on Form 10-K for the year ended December 31, 2010 and in other reports and statements filed with the Securities and Exchange Commission.  Forward-looking statements are based upon our current expectations and beliefs concerning future events and we undertake no obligation to update or revise any forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements are made, except as otherwise required by law.

SOURCE:  Triad Guaranty Inc.
CONTACT:  Bob Ogburn, Vice President and Treasurer, at 336.723.1282 ext. 1167 or bogburn@tgic.com

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Triad Guaranty Inc.
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended
	March 31,
	2011	2010
	(Dollars in thousands except per share amounts)
Revenues:
Earned premiums	$37,128	$45,888
Net investment income	8,491	9,873
Net realized investment losses	(436)	(242)
Other income (losses)	27	(8)
Total revenues	45,210	55,511
Losses and Expenses:
Net settled claims	106,909	144,973
Change in reserves	(66,694)	(77,453)
Loss adjustment expenses	1,490	4,718
Net losses and loss adjustment expenses	41,705	72,238

Interest expense	3,978	2,469
Other operating expenses	4,437	9,332
Total losses and expenses	50,120	84,039

Loss before income taxes	(4,910)	(28,528)
Income tax benefit	-	(717)
Net loss	$(4,910)	$(27,811)

Per Share Information:
Diluted loss per share	$(0.32)	$(1.84)

Diluted weighted average common stock and common
stock equivalents outstanding (in thousands of shares)	15,225	15,099

Triad Guaranty Inc.
Consolidated Balance Sheets

	(Unaudited)		(Unaudited)
	March 31,	December 31,	March 31,
	2011	2010	2010
	(Dollars in thousands)
Assets:
Invested assets:
Fixed maturities, available for sale, at market	$810,439	$812,335	$811,040
Short-term investments	32,469	39,561	146,075
	842,908	851,896	957,115

Cash and cash equivalents	39,073	38,762	38,662
Reinsurance recoverable	33,499	40,806	52,963
Other assets	48,528	60,161	54,406
Total assets	$964,008	$991,625	$1,103,146

Liabilities:
Losses and loss adjustment expenses	$990,494	$1,060,036	$1,468,719
Unearned premiums	9,220	9,057	12,210
Long-term debt	-	-	34,543
Deferred payment obligation	464,342	415,657	229,953
Other liabilities	93,691	93,075	90,467
Total liabilities	1,557,747	1,577,825	1,835,892

Stockholders' deficit:
Accumulated deficit	(723,956)	(719,046)	(878,951)
Accumulated other comprehensive income	15,963	18,609	32,114
Other equity accounts	114,254	114,237	114,091
Deficit in assets	(593,739)	(586,200)	(732,746)
Total liabilities and stockholders' deficit	$964,008	$991,625	$1,103,146

Common shares outstanding	15,258,128	12,258,128	15,258,128

Triad Guaranty Inc.
Consolidated Statements of Cash Flow
(Unaudited)

	Three Months Ended March 31,
	2011	2010
	(Dollars in thousands)
OPERATING ACTIVITIES
Net loss	$(4,910)	$(27,811)
Adjustments to reconcile net loss to net cash
provided by operating activities:
Decrease in loss and unearned premium reserves	(69,379)	(68,267)
Decrease in amounts due to/from reinsurer	7,307	180,536
Net realized investment losses	436	242
Decrease in deferred income taxes	-	(717)
Increase in deferred payment obligation	48,685	61,567
Other operating activities	12,835	11,704
Net cash (used in) provided by operating activities	(5,026)	157,254

INVESTING ACTIVITIES
Purchases of investment securities	(27,539)	(72,318)
Sales and maturities of investment securities	26,514	50,729
Decrease (increase) in short-term investments	7,092	(119,425)
Other investing activities	(730)	583
Net cash provided by (used in) investing activities	5,337	(140,431)

Net increase in cash	311	16,823
Cash at beginning of year	38,762	21,839
Cash at end of year	$39,073	$38,662

Triad Guaranty Inc.
Sequential Quarterly Financial Statements
(unaudited)

	Condensed Statements of Operations For The Quarter Ended
(Dollars in thousands)	Mar. 31,	Dec. 31,	Sept. 30,	Jun. 30,	Mar. 31,
	2011	2010	2010	2010	2010
Revenue:
Earned premiums	$37,128	$40,920	$44,278	$72,330	$45,888
Net investment income	8,491	8,658	9,681	10,560	9,873
Realized investment (losses) gains	(436)	(950)	14,694	(985)	(242)
Other income (expense)	27	60	(29)	-	(8)
Total revenues	45,210	48,688	68,624	81,905	55,511
Losses and Expenses:
Net settled claims	106,909	139,435	132,139	145,460	144,973
Change in reserves	(66,694)	(129,993)	(97,229)	(158,058)	(77,453)
Loss adjustment expenses	1,490	322	491	4,828	4,718
Net losses and LAE expense (benefit)	41,705	9,764	35,401	(7,770)	72,238
Interest expense	3,978	3,836	2,642	2,816	2,469
Other operating expenses	4,437	8,319	6,206	7,021	9,332
Total losses and expenses	50,120	21,919	44,249	2,067	84,039
Income (loss) before taxes and extraordinary item	(4,910)	26,769	24,375	79,838	(28,528)
Income taxes (benefit)	-	-	-	717	(717)
Income (loss) before extraordinary item	(4,910)	26,769	24,375	79,121	(27,811)
Extraordinary item - gain from repurchase and retirement of long-term debt	-	-	29,640	-	-
Net income (loss)	$(4,910)	$26,769	$54,015	$79,121	$(27,811)

	Condensed Balance Sheets As Of
	Mar. 31,	Dec. 31,	Sept. 30,	Jun. 30,	Mar. 31,
	2011	2010	2010	2010	2010
Assets
Invested assets	$842,908	$851,896	$905,758	$936,158	$957,115
Cash	39,073	38,762	36,823	35,576	38,662
Reinsurance recoverable	33,499	40,806	48,155	49,829	52,963
Other assets	48,528	60,161	65,416	64,000	54,406
Total assets	$964,008	$991,625	$1,056,152	$1,085,563	$1,103,146
Liabilities and stockholders' deficit
Liabilities:
Losses and loss adjustment expenses	$990,494	$1,060,036	$1,200,518	$1,307,028	$1,468,719
Long-term debt	-	-	-	34,546	34,543
Deferred payment obligation	464,342	415,657	351,720	292,169	229,953
Accrued expenses and other liabilities	102,911	102,132	99,292	99,965	102,677
Total liabilities	1,557,747	1,577,825	1,651,530	1,733,708	1,835,892
Deficit in assets	(593,739)	(586,200)	(595,378)	(648,145)	(732,746)
Total liabilities and stockholders' deficit	$964,008	$991,625	$1,056,152	$1,085,563	$1,103,146